                                                                     EXHIBIT 2.2

                               AMENDMENT NO. 1 TO
                       STOCK PURCHASE AND SALE AGREEMENT


         This First Amendment to Stock Purchase and Sale Agreement Among Dailey Petroleum Services Corp., a Delaware corporation (the "Buyer"), Air Drilling International, Inc., a Delaware corporation (the "Company"), the shareholders of the Company and the Preferred Shareholders of Air Drilling Services, Inc., a Wyoming corporation ("ADS") (collectively such shareholders and preferred shareholders, the "Shareholders") is executed effective this 30th day of May, 1997.


                              W I T N E S S E T H:


         WHEREAS, the Buyer, the Company and the Shareholders executed that certain Stock Purchase and Sale Agreement dated May 8, 1997 (the "Agreement");

         WHEREAS, pursuant to Section 8.1 of the Agreement either the Buyer or the Shareholders may terminate the Agreement if the Closing has not occurred on or before May 31, 1997; and

         WHEREAS, the Buyer, the Company and the Shareholders wish to amend
Section 8.1 of the Agreement;

         NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained therein and other good, valuable and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound, hereby agrees as follows:


         1. Section 1.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

                 "(c)     In the event the amount of the Closing Date Retired
         Debt (as defined in Section 5.1(c) hereof) as of the Closing Date less one-half of all dividends on the Preferred Stock that have been paid as PIK dividends or are accrued and unpaid as of the Closing Date less one-half of the accrued and unpaid interest as of the Closing Date on the debt listed on Schedule 1.1(c) (the "Management Debt") less all amounts set forth on Schedule 4.3(xi) or other expenditures for capital expenditures approved by Buyer in writing prior to the Closing Date is less than $18,200,000, the Cash Consideration shall be increased by an amount equal to the difference between such amounts, which difference shall be distributed to the Shareholders in accordance with the percentages set forth on Schedule 1.1(a). Similarly, in the event the Closing Date Retired Debt on the Closing Date less one-half of all dividends on the Preferred Stock that have been paid as PIK dividends or are accrued and unpaid as of the Closing Date less one-half of the accrued and unpaid interest as of the Closing Date on the Management Debt less all amounts set forth on
         Schedule 4.3(xi) or other expenditures for capital expenditures approved by Buyer in writing prior to the Closing Date exceeds $18,200,000, the Cash Consideration shall be reduced by an amount equal to the difference between such amounts and shall be deducted from the amounts paid to the Shareholders in accordance with the percentages set forth on Schedule 1.1(a)."

         2. Section 8.1(vii) of the Agreement is hereby amended and restated in its entirety to read as follows:





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                 "(vii) by either Buyer or the Shareholders, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on the date (the "Drop Dead Date") that is on or before the later of (i) June 20, 1997 or (ii) 3 business days following termination of any required approvals or termination waiting period under the Act, but only so long as Buyer has used its best efforts to obtain such approval or termination of waiting period as soon as is reasonably practicable, or (iii) such later date as the parties may agree upon in writing."

         3. Section 8.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

                 "8.2     Effect of Termination. Termination of this Agreement
         pursuant to this Article VIII shall terminate all obligations of the parties hereto except for the obligations to pay expenses under Sections 4.7, and the obligations under 5.1, 5.3, 10.1, 10.2, 10.3, 10.6, and 10.10, which shall survive such termination; provided, however, that termination pursuant to Section 8.1 (other than clause
         (v) thereof) shall not relieve the defaulting or breaching party hereunder from any liability to the other party hereto resulting from the default or breach hereunder of such defaulting or breaching party occurring prior to the date of termination; provided that, if Buyer has not removed the condition in Section 6.11 by delivering notice at least two business days prior to the Drop Dead Date of such removal to each of Chaman Malhotra, Tommy Ramsay and Wind River, which shall be deemed notice to all Shareholders, the Buyer shall have no right to claim a breach or default by any Shareholder."

                        (Signatures begin on next page)



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


"BUYER"                                 DAILEY PETROLEUM SERVICES CORP.



                                        By: /s/ JAMES F. FARR
                                            -----------------------------------
                                                James F. Farr
                                                President and Chief Executive
                                                Officer


"COMPANY"                               AIR DRILLING INTERNATIONAL, INC.



                                        By: /s/ ROBERT W. ESPY, III
                                            -----------------------------------
                                                Name: Robert W. Espy, III
                                                     --------------------------
                                                Title: Vice President
                                                      -------------------------


"SHAREHOLDERS"


                                        /s/ CHAMAN MALHOTRA
                                        ---------------------------------------
                                                    Chaman Malhotra


                                        JAMES BRODIE PUGH REVOCABLE TRUST



                                        By:                  *
                                            -----------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------



                                        /s/ TOMMY D. RAMSAY
                                        ---------------------------------------
                                                   Tommy D. Ramsay





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                                                          **
                                        ---------------------------------------
                                                     Robert Doddridge



                                                          *
                                        ---------------------------------------
                                                      Mark Gerner



                                                          *
                                        ---------------------------------------
                                                       Don Wells



                                                          *
                                        ---------------------------------------
                                                    Roberto Rodrigano



                                                          **
                                        ---------------------------------------
                                                       Gordon Yeo



                                                           **
                                        ---------------------------------------
                                                       Douglas Crow



                                                           **
                                        ---------------------------------------
                                                      Ignatius Sluys



                                                           **
                                        ---------------------------------------
                                                      Elaine Birkbeck





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                                                           *
                                        ---------------------------------------
                                                    Twyla Schwieger



                                                           *
                                        ---------------------------------------
                                                   Olga Hoegg de Pugh



                                                           *
                                        ---------------------------------------
                                                      Charles Pugh



                                                           *
                                        ---------------------------------------
                                                       Patty Pugh



                                                           *
                                        ---------------------------------------
                                                       R. J. Pugh


                                        MALHOTRA ENTERPRISES LTD.



                                        By: /s/ TOMMY D. RAMSEY
                                           ------------------------------------
                                                Name: Tommy D. Ramsey
                                                     --------------------------
                                                Title: Vice President
                                                      -------------------------


                                        WIND RIVER ASSOCIATES, L.L.C.



                                        By: /s/ ROBERT W. ESPY, III
                                           ------------------------------------
                                                Name: Robert W. Espy, III
                                                     --------------------------
                                                Title: Member Manager
                                                      -------------------------





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                                        BANC ONE CAPITAL PARTNERS L.P.

                                        By: BOCP Corporation
                                            General Partner


                                            By:  /s/ SUZANNE B. KRISCUNAS
                                                 ------------------------------
                                                     Suzanne B. Kriscunas,
                                                       Authorized Signer


                                        FIRST COMMERCE CAPITAL, INC.



                                        By: /s/ PAUL F. GIFFIN
                                            -----------------------------------
                                                       Paul F. Giffin,
                                                    Senior Vice President



                                       *By: /s/ CHAMAN MALHOTRA
                                            -----------------------------------
                                                     Chaman Maholtra
                                                     Attorney-in-Fact
                                               Pursuant to Power of Attorney



                                      **By: /s/ TOMMY D. RAMSAY
                                            -----------------------------------
                                                      Tommy D. Ramsay
                                                      Attorney-in-Fact
                                                Pursuant to Power of Attorney





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